Exhibit 32.2

CERTIFICATION OF
PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Yongxi Lin, the Chief Financial Officer of China Yida Holding, Co., hereby certify, that, to my knowledge:

1.	The Amended Quarterly Report on Form 10-Q/A for the quarter ending June 30, 2012, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Amended Quarterly Report of Form 10-Q/A for the quarter ending June 30, 2012, fairly presents, in all material respects, the financial condition and results of operations of China Yida Holding, Co.

Date: December 19, 2012

CHINA YIDA HOLDING, CO.

By: /s/ Yongxi Lin
Yongxi Lin Chief Financial Officer